Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Diversified Restaurant Holdings, Inc.

Southfield, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2018 relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Troy, Michigan

June 6, 2018